                               (Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 90261KCN8
                                     UBS AG

                          MEDIUM - TERM NOTES, SERIES A

                PRINCIPAL PROTECTED NOTES DUE SEPTEMBER [ ], 2010
               (Linked to the performance of the S&P 500(R) Index)

                  The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT: $[ ]

PRINCIPAL AMOUNT: on the Stated Maturity Date, the Company shall redeem this Security by paying to the Holder, for each $1,000 of the Face Amount hereof, in cash the greater of (a) $1,000 or (b) $1,000 plus the Additional Payment.

ADDITIONAL PAYMENT: the Additional Payment, per $1,000 of the Face Amount hereof shall equal: the greater of (a) zero or (b) the product of (i) $1,000, (ii) the Participation Rate, and (iii) the difference of (A) the quotient of the Average Index Level and the Initial Index Level, and (B) one (1).

PARTICIPATION RATE: [ ]

INITIAL INDEX LEVEL: [ ]

AVERAGE INDEX LEVEL: the quotient of (a) the sum of the Monthly Index Levels for any month starting with, and including, March 2003 to, and including, August 2010, and (b) ninety (90).

MONTHLY INDEX LEVEL: for any month, the Closing Level of the Index on the last Trading Day of that month.

INDEX: the S&P 500(R) Index.

INDEX SPONSOR: Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or any successor that determines and publishes the Index as then in effect.

TRADE DATE: February [ ], 2003.

ORIGINAL ISSUE DATE: February [ ], 2003.

CALCULATION AGENT: UBS Warburg LLC.

DEFEASANCE: Neither full defeasance nor covenant defeasance applies to this Security.

INTEREST RATE: The principal of this Security shall not bear interest.

LISTING: American Stock Exchange.

                    (Face of Security continued on next page)

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS AG. This Security is not sponsored, endorsed, sold or promoted by the Index Sponsor and the Index Sponsor makes no representation regarding the advisability of investing in this Security.

OTHER TERMS:

                  All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York generally, are authorized or obligated by law, regulation or executive order to close.

                  "Closing Level" means, with respect to the Index, on any day, the official closing level or last reported level of the Index; provided, however, that, if the Index Sponsor changes the manner in which it calculates the Index, discontinues or suspends calculation or publication of the Index, or if the level of the Index is not available on the last Business Day of any month during the term of this Security or on the Final Valuation Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Level of the Index on such Business Day or on the Final Valuation Date, as the case may be, in the manner provided in Section 3 on the face of this Security.

                  "Default Amount" means, on any day, an amount in U.S. dollars, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution expressly assume the due and punctual payment of the Principal Amount of this Security, and the performance or observance of every obligation hereunder and under the Indenture on the part of the Company to be performed and observed with respect to this Security as of that day, or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder. Such cost will equal (i) the lowest amount that a Qualified Financial

                    (Face of Security continued on next page)

Institution would charge to effect such assumption or undertaking, plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption or undertaking. During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount such Qualified Financial Institution would charge to effect such assumption or undertaking and notify the other in writing of such quotation. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is given to the other party in writing, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining the quotation may object, on reasonable and significant grounds, to the effectuation of such assumption or undertaking by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" shall be the period beginning on the day the Default Amount first becomes due and ending on the third Business Day after such due date, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five Business Days after such due date as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five Business Days after that first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Principal Amount.

                  "Final Valuation Date" means September [ ], 2010; provided, however, that if the Calculation Agent determines that a Market Disruption Event occurs or is continuing on such date, the Final Valuation Date will be the first Business Day after September [ ], 2010 on which the Calculation Agent determines that a Market Disruption Event does not occur and is not continuing, provided further, that in no event will the Final Valuation Date be postponed more than ten Business Days.

                  "Market Disruption Event" means, with respect to the Notes, in the opinion of the Calculation Agent and determined in its sole discretion: (i) the suspension, absence or material limitation of trading in a material number of securities included in the Index for more than two hours or during the one-half hour before the close of trading in that market; (ii) the suspension, absence or material limitation of trading in option contracts or other securities relating to the Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market; (iii) the failure of the Index Sponsor to publish the official closing level of the Index or (iv) any other event that materially interferes with the Company's ability or the ability of any of its

               (Face of Security continued on next page)

Affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Company or its Affiliates have effected or may effect except that with respect to the subclauses (i) through (v) of this definition, the following shall apply: (a) a limitation on the number of hours or days of trading that results from an announced change in the regular business hours of any exchange will not constitute a Market Disruption Event with respect to the Index, (b) a decision to permanently discontinue trading in the futures or option contracts relating to the Index will not constitute a Market Disruption Event with respect to the Index; (c) "absence of trading" in the primary securities market on which futures or option contracts relating to the Index are traded will not include any time when that market is itself closed for trading under ordinary circumstances and (d) the failure of the Index Sponsor to publish the official closing level of the Index is not a Market Disruption Event, if such failure occurs on a day that is not a Trading Day.

                  "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations (i) with a stated maturity of one year or less from the date of issue and (ii) that are rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, a comparable rating, if any, then used by such rating agency.

                  "Stated Maturity Date" means September [ ], 2010 or, if such date is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding September [ ], 2010 does not qualify as the Final Valuation Date referred to above, then the Stated Maturity Date will be the fifth Business Day following the Final Valuation Date.

                  "Successor Index" means any substitute index approved by the Calculation Agent as a Successor Index pursuant to Section 3 on the face of this Security.

                  "Trading Day" means any day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States, and on which a Market Disruption Event has not occurred.

         1.       Promise to Pay Principal

                  UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under "Principal Amount" and elsewhere on the face of this Security, on the Stated Maturity Date.

                    (Face of Security continued on next page)

         2.       Payment of Interest

                  The principal of this Security shall not bear interest.

         3.       Discontinuance or Modification of the Index; Market Disruption
                  Event

                  If the Index Sponsor discontinues publication of the Index and the Index Sponsor or any other person or entity publishes a substitute index that the Calculation Agent determines is comparable to the Index and approves as a Successor Index, then the Calculation Agent, in its sole discretion, may determine the Monthly Index Levels, the Average Index Level; the Additional Payment or the Principal Amount by reference to such Successor Index.

                  If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on any date when the value of the Index is required to be determined, the Calculation Agent shall make the necessary determination by reference to a group of stocks, an index or a computation methodology that replicates the Index as closely as possible, as determined by the Calculation Agent.

                  If the Calculation Agent determines that the securities included in the Index (the "Index Constituent Stocks") or the method of calculating the Index have been changed at any time in any respect and for any reason, and as a result of such change, the Index fails to fairly represent the value of the Index if such changes had not been made, or such change otherwise affects the calculation of the Monthly Index Levels, the Average Index Level, the Additional Payment or the Principal Amount, the Calculation Agent shall have the right to make adjustments to the method of calculating the Index that the Calculation Agent believes to be appropriate to ensure that the Monthly Index Levels and the Average Index Level used to determine the Additional Payment and the Principal Amount are equitable.

                  The Calculation Agent shall have the right to postpone the calculation of any Monthly Index Level if the Calculation Agent determines that, on the last Business Day of the relevant month, a Market Disruption Event occurs or is continuing. The calculation of any Monthly Index Level shall not be postponed by more than ten Business Days following the last Business Day of the relevant month.

                    (Face of Security continued on next page)

                  In the event the calculation of any Monthly Index Level is postponed to the last possible day, but a Market Disruption Event occurs and is continuing on such day, the Calculation Agent shall determine the Monthly Index Level that would have prevailed on such day in the absence of a Market Disruption Event.

                  The Calculation Agent shall have the right to make all determinations and adjustments with respect to the Index in its sole discretion.

         4.       Principal Amount

                  The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the cash amount that must be paid to redeem this Security as provided above under "Principal Amount." The principal of this Security that becomes due and payable upon acceleration of the Stated Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or canceled. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate Principal Amount, the Principal Amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

         5.       Role of Calculation Agent

                  The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the dates to which, the Final Valuation Date and Stated Maturity Date are to be postponed; the Closing Level of the Index on any date; the Monthly Index Levels; the Average Index Level; Business Days; the Principal Amount; the Additional Payment; the Default Amount; the amount payable on the Notes and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

                    (Face of Security continued on next page)

                  The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent. Insofar as this Security provides for the Calculation Agent to obtain the Closing Level of the Index on any date or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, Affiliates of the Calculation Agent or Affiliates of the Company.

         6.       Payment

                  Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Final Valuation Date) and approved by the Company or, if no such account is designated and approved as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Stated Maturity Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

         7.       Modified Business Day

                  Notwithstanding any provision of this Security or of the Indenture, if any payment of principal would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

         8.       Reverse of this Security

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    (Face of Security continued on next page)

         9.       Certificate of Authentication

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    (Face of Security continued on next page)

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                     UBS AG

                                     By:   __________________________
                                           Name:
                                           Title:
                                     By:   __________________________
                                           Name:
                                           Title:

                  This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:         , 2003

                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     AS TRUSTEE

                                     By: ____________________________
                                           Authorized Signatory

                              (Reverse of Security)

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under the Indenture, dated as of November 21, 2000 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument) between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $[ ] (or the equivalent thereof in any other currency or currencies or currency units). References herein to "this series" mean the series designated on the face hereof.

                  Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge, imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction") ("Taxes"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

                  If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Trade Date in making any payment of, or in respect of, the Principal Amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than 10 nor more than 60 days' notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably

                  (Reverse of Security continued on next page) calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in Principal Amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in Principal Amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in Principal Amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in Principal Amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of

                  (Reverse of Security continued on next page) this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate Principal Amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

                  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.